Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 12, 2023, relating to the consolidated financial statements of Charles & Colvard, Ltd. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Raleigh, North Carolina

May 31, 2024